FORM OF AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT
     THIS AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT (this “Amendment”) is entered into as of April 20, 2008, but to be effective as provided in Section 5 hereof, by and between Grey Wolf, Inc., a Texas corporation (the “Company”), and [                                         ] (the “Grantee”).
RECITALS:
     A. The Company and the Grantee entered into one or more Non-Qualified Stock Option Agreements as set forth on the attached Exhibit A (each, an “Award Agreement”) setting forth certain agreements regarding the Company’s grant to the Grantee of options to purchase shares of common stock of the Company pursuant to the Company’s 2003 Incentive Plan.
     B. The Company and the Grantee desire to amend each Award Agreement as provided herein.
AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereby agree as follows:
     1. The Company and the Grantee hereby amend each Award Agreement by deleting Section 12(f) in its entirety and replacing it with the following:
“f. Change of Control. The Grantee may exercise this Option as to all of the Shares subject to this Option (whether previously exercisable or not, i.e., whether vested or unvested) on or before the expiration of the Expiration Date if (i) a Change of Control of the Company shall be deemed to have occurred and (ii) within two (2) years after the date a Change of Control of the Company shall be deemed to have occurred, Grantee’s employment with the Company or a parent or subsidiary corporation of the Company is terminated for any reason other than voluntary resignation, retirement, death, Disability or Cause. For purposes hereof, voluntary resignation shall not include (1) a termination without Cause or a constructive termination without Cause as described in any employment agreement between the Grantee and the Company, or (2) a “Qualifying Termination” as defined in the Company’s Executive Severance Plan if the Grantee is a “Participant” under such Executive Severance Plan.
A “Change in Control” of the Company shall be deemed to occur if:
     (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing fifty percent 50% or more of the combined voting power of the Company’s then outstanding securities;

     (ii) there occurs a proxy contest or a consent solicitation, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter;
     (iii) during any period of two consecutive years, other than as a result of an event described in clause (ii) of this Section 12(f), individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors;
     (iv) the shareholders of the Company approve a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), unless immediately following such Merger, substantially all of the holders of the then outstanding shares of common stock of the Company (the “Outstanding Company Voting Securities”) immediately prior to the Merger beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger;
     (v) all or substantially all of the assets of the Company and its subsidiaries are sold or otherwise disposed of (including through sale or other disposition of the stock of such subsidiaries), unless immediately following such sale or other disposition, substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition; or
     (vi) any other event that a majority of the Board of Directors, in its sole discretion, shall determine constitutes a Change in Control hereunder; or
     (vii) upon the effectiveness of the proposed merger, consolidation or other business combination of the Company and Basic Energy Services, Inc., a Delaware corporation, into each other or a new corporation, however structured.”
     2. This Amendment, which may be executed in one or more counterparts, is executed as and shall constitute an amendment to each Award Agreement, and shall be construed in connection with and as a part of each Award Agreement. Except as amended by this Amendment, all the terms and provisions of each Award Agreement shall remain in full force and effect.

     3. This Amendment embodies the entire agreement and understanding between the parties related to the subject matter hereof, and supersedes and replaces any other agreement or understanding between the parties regarding the subject matter of this Amendment, whether written or oral, prior to this Amendment. This Amendment may not be modified, amended, varied or supplemented except by an instrument in writing signed by the parties.
     4. This Amendment shall be interpreted and enforced in accordance with the laws of the State of Texas, without regard to any conflict of laws rule or provision.
     5. This Amendment shall become effective immediately prior to the effectiveness of the proposed merger, consolidation or other business combination of the Company and Basic Energy Services, Inc., a Delaware corporation, into each other or a new corporation, however structured (the “Proposed Merger”). If the Proposed Merger is not effective for any reason on or before November 30, 2008, this Amendment shall terminate and be of no further force or effect.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

GREY WOLF, INC.
By:
Name:
Title:

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EXHIBIT A
TO
AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT
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		Number of	Number of Shares
Grant Date	Exercise Price	Shares Granted	Currently Unvested
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